STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of March 8th, 1999, by and between CIRCLE GROUP INTERNET, INC., an Illinois corporation ("Buyer"); INTERNET BROADCASTING COMPANY, INC., formerly known as the Capital Internet Group, Inc., a Florida corporation (the "Company"); and CIG SECURITIES, INC., a Florida corporation and wholly-owned subsidiary of the Company ("CIG").

                                    RECITALS

         WHEREAS, CIG is a securities broker-dealer, registered as such under the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

         WHEREAS, the Company is the owner of 100% of the issued and outstanding shares of Common Stock (the "Stock") of CIG; and

         WHEREAS, Buyer desires to purchase and the Company desires to sell, assign, transfer and convey the Stock to Buyer according to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto, intending to be legally bound, agree as follows.

1. SALE AND TRANSFER OF THE STOCK

1.1 SALE AND TRANSFER

         Subject to the terms and conditions of this Agreement, the Company hereby sells, assigns, transfers and coveys to Buyer, all of the Company's right, title and interest in and to the Stock, free and clear of all liens, encumbrances, charges or security interests. The Company hereby agrees to execute such other and further instruments of conveyance as may reasonably be requested by Buyer in order to vest in Buyer sole and exclusive ownership of the Stock. The Stock shall be delivered simultaneous herewith which shall be held in an escrow account pending the Closing as defined herein, pursuant to Section 1.3, the receipt of which is hereby acknowledged by the Buyer.


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         1.2 PURCHASE PRICE

             The purchase price (the "Purchase Price") for the Stock shall be $35,000, which is being paid simultaneously herewith, the receipt of which is hereby acknowledged by the Company, by delivery of (i) Buyer's certified or bank check payable to the Company as a non-refundable deposit in the amount of $5,000; and (ii) Buyer's certified or bank check payable to the Company in the amount of $30,000, which shall be held in a non-interest bearing escrow account pending the Closing, in accordance with the terms and conditions of an Escrow Agreement which is attached hereto and shall be executed simultaneously with this Agreement ("Escrow Agreement").

         1.3 THE CLOSING

             The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Atlas, Pearlman, Trop & Borkson, P.A. in Suite 1900, 200 East Las Olas Boulevard, Fort Lauderdale, FL 33301 commencing at 10:00 a.m. on the third business day following the satisfaction or waiver of all conditions to the obligations of the parties to Closing, pursuant to Sections 6 and 7, have been satisfied or such other date as the parties may mutually determine (the "Closing Date"); provided, however, in the event all conditions to the obligations of the parties are not satisfied or waived prior to the forty-fifth (45th) day following the date hereof and such failure to satisfy all conditions is a result of Buyer's failure to timely and diligently prosecute the applications for necessary approvals or Buyer fails to obtain the necessary approvals from the NASD, SEC and the State of Florida permitting the Company to sell the Stock to Buyer, pursuant to Section 6.1, this Agreement shall terminate and as liquidated damages the Company will be entitled to receive the Purchase Price.

         1.4 DELIVERIES AT THE CLOSING

             At the Closing and for any reasonable period of time thereafter if applicable, (i) the Company and CIG will execute, acknowledge (if appropriate) and deliver to the Buyer such instruments of sale, transfer, conveyance and assignment as the Buyer and its counsel reasonably may request; and (ii) the Escrow Agent will deliver to the Company the Purchase Price specified in Section
1.2 herein and will deliver the Stock to the Buyer.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CIG


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         In order to induce Buyer to enter into this Agreement and pay the
Purchase Price for the Stock, the Company and CIG, jointly and severally, hereby represent and warrant to Buyer as follows:

             2.1 CIG is a Florida corporation, duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations.

             2.12 PRINCIPAL FOR TRANSITIONAL PERIOD

For a period up to Ninety (90) days following the date hereof, Bradley Levine, the sole officer and director of CIG and the holder of the Series 24 and 27 licenses for CIG, agrees to assist the Buyer in obtaining all regulatory approvals in connection with the transactions contemplated in this Agreement necessary for Closing. The Buyer agrees to pay all reasonable out of pocket expenses of Mr. Levine incurred in connection with his assistance in the transfer of ownership the Shares. Thereafter, should the Buyer desire the further assistance of Mr. Levine on a consulting basis, the Buyer shall compensate Mr. Levine $2,000 a month on a month to month basis terminable at any time at the sole discretion of Mr. Levine.

             2.2 AUTHORITY; CONSENTS

                 This Agreement constitutes the legal, valid, and binding obligation of the Company and CIG, enforceable against the Company and CIG in accordance with its terms. The Company and CIG have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their respective obligations under this Agreement. Except as provided for in this Agreement, neither the Company nor CIG is required to obtain the approval or consent of any person in order for them to execute this Agreement and to perform their respective obligations under this Agreement.

             2.3 OWNERSHIP OF STOCK

                 Immediately prior to the Closing Date, the Company will be the sole and absolute owner of the Stock, free and clear of all liens, charges, encumbrances and security interests.

             2.4 NO VIOLATION

                 Neither the execution and delivery by the Company or CIG of this Agreement, nor


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completion of the transactions herein contemplated, nor compliance with the terms, conditions and provisions hereof, conflicts with or violates any provision of law or regulation applicable to the Company or CIG or the Articles of Incorporation of CIG, or results in a violation or default in any provision of any law, regulation, order, writ, injunction or decree of any court or governmental agency or authority or, of any agreement or instrument to which the Company or CIG or any of their respective officers, directors, managers, employees or representatives ("Representatives") is a party or by which the Company or CIG or any of their respective Representatives is bound, or which the Company or CIG or any of their respective Representatives is subject or constitutes a default thereunder or results in the imposition of any lien, mortgage, pledge, option, claim, security interest, title defect, encumbrance, conditional sales contract, charge or other restriction of every kind, of any nature whatsoever upon any of the Company's or CIG's property.

             2.5 ABSENCE OF LIABILITIES AND NET CAPITAL

                 (a) CIG has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise). CIG has net capital of $5,000 which will be withdrawn prior to Closing and at such time as the Buyer replaces such amount.

                 (b) Neither the Company, nor any person or entity under its control or at its direction, has incurred any liability or indebtedness that has or will become an obligation of Buyer as a result of the transactions contemplated hereby.

                 (c) As of the date hereof and to the extent applicable, CIG maintained internal controls with respect to its books, records, finances and other operations which are adequate under rules and regulations promulgated by the Securities and Exchange Commission ("SEC"), NASD and self regulatory organizations ("SAO"), and are in accordance with standard industry practices.

             2.6 TAXES

                 (a) CIG has filed all federal, state, local and other tax returns which are required to be filed by it and which have become due and has paid all valid taxes shown thereon, including without limitation all taxes on properties, income, business and occupation, licenses, sales and payrolls, and none of the assets or properties of CIG are subject to any lien or charge for taxes, except statutory liens for taxes not yet due. For purposes of this Agreement, Taxes@ shall mean all taxes, charges, fees, levies and other assessments however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any governmental body, including, without limiting the generality of the foregoing, all net income, gross income, payroll, withholding,


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unemployment insurance, social security, sales, use, excise, franchise, gross receipts, occupation, real and personal property, stamp, transfer, workers' compensation, ad valorem, profits, license, employment, estimated, severance and other taxes, customs, duties, fees, assessments or charges of any kind whatever. Tax" shall mean any one of the foregoing.

                 (b) No federal income, state excise or business or occupation Tax returns of CIG have been audited by the IRS or other applicable authorities, and CIG has not granted any power of attorney to any person to represent it before the IRS or other applicable authorities. No valid federal or state Tax liabilities have been assessed or proposed which remain unpaid. CIG is unaware of any basis upon which any assessment for a material amount of additional Taxes of CIG could be made.

             2.7 GOVERNMENT REGULATION

                 (a) CIG is duly registered as a broker-dealer under the 1934 Act and CIG is a member in good standing of the NASD.

                 (b) CIG is in compliance with, or exempt from, all federal and state laws and regulations relating or applicable to it and to its business, including, without limitation, the 1934 Act, the Securities Act of 1933, as amended (the 1933 Act@), the Investment Advisors Act of 1940, as amended (the Advisors Act"), the Investment Conspiracy Act of 1940, as amended (the Investment Conspiracy Act@), the Commodities Exchange Act, ERISA, all state Blue Sky laws, and all rules, regulations, guidelines and policies promulgated under the foregoing, or by any SAO or other regulatory authority having jurisdiction over CIG ("Agency"). The Company's policies, procedures and practices were in substantial compliance with each of the requirements of any Agency, SAO or the NASD. Neither CIG nor any principal of CIG has been subject to sanctions, fines or other similar action by any Agency, SAO or the NASD.

                 (c) CIG has filed with the SEC and all other appropriate Agencies and NASD, when due, all forms, (including Form BD), financial and other reports and all documents required to be filed pursuant to the foregoing laws and other requirements and any other applicable laws, and the rules and regulations thereunder. CIG has made available to Buyer, true and complete copies of all such forms, notices, registrations and other filings, as amended to date, and copies of all current reports and information required to be kept by CIG pursuant to applicable federal and state statutes. The information contained in such forms, registrations, filings and reports was true and complete in all respects at the time of filing, and did not contain any untrue statement of material fact


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

or omit to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

             2.8 CONTRACTS

                 Other than this Agreement CIG is not a party to any contract, agreement or understanding, including without limitation, leases for real or personal property, that will continue in force or effect following the date hereof.

             2.9 LITIGATION

                 CIG is not a party to any legal proceeding, nor is CIG obligated for the payment of any judgment arising out of any legal proceeding.

             2.10 CLEARING ARRANGEMENTS

                  CIG is presently a party to a clearing agreement with U.S. Clearing Corp., a copy of which is attached hereto. Buyer shall at Closing replace the CIG deposit if it continues the clearing agreement with U.S. Clearing Corp. If the clearing agreement is terminated the deposit shall be delivered to CIG.

             2.11 DISCLOSURE

                 No representation or warranty of CIG or the Company in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

             2.12 BROKERS OR FINDERS

                 CIG and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF BUYER

         In order to induce the Company to sell, assign and convey the Stock to Buyer, Buyer hereby represents and warrants to the Company as follows:

             3.1 ORGANIZATION AND GOOD STANDING


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

             Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois.

         3.2 AUTHORITY; CONSENT

             This Agreement constitutes the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. Buyer is not required to obtain the approval or consent of any person in order for it to execute this Agreement and to perform its obligations under this Agreement.

         3.3 NO VIOLATION

             Neither the execution and delivery by Buyer of this Agreement, nor completion of the transactions herein contemplated, nor compliance with the terms, conditions and provisions hereof, conflicts with or violates any provision of law or regulation applicable to Buyer [or the Articles of Incorporation or By-Laws of Buyer], or results in a violation or default in any provision of any law, regulation, order, writ, injunction or decree of any court or governmental agency or authority or, of any agreement or instrument to which Buyer or any of its employees is a party or by which Buyer or any of its employees is bound, or which Buyer or any of its employees is subject or constitutes a default thereunder or results in the imposition of any lien, mortgage, pledge, option, claim, security interest, title defect, encumbrance, conditional sales contract, charge or other restriction of every kind, of any nature whatsoever upon any of the Company's or CIG's property.

         3.4 OBLIGATIONS INCURRED

             Buyer has not incurred any liability for or on behalf of the Company or CIG as to which the Company or CIG has any continuing obligation.

         3.5 GOVERNMENT REGULATIONS

             Buyer or Buyer's affiliates who will seek to become associated persons have not been the subject of any 'reportable acts' as defined in Rule 3E-200.001(26) under Section 517.161(13) of the Florida Statutes, which provides
(a) as involvement in either state or federal bankruptcy proceedings either as the bankrupt petitioner or as the subject of an involuntary petition; (b) conviction of or entry of a plea of guilty or no contest to any criminal act, excluding traffic violations or other minor offenses; (c) being the subject of any order, judgment, or decree, not


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

subsequently reversed, suspended, or vacated, of any court of competent jurisdiction permanently or temporarily enjoining or otherwise limiting the following activities: (1) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing; or as an investment advisor, underwriter, broker, or dealer in securities or as an affiliated person, director, or employee of any investment company, bank, savings and loan association, or insurance company; or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (2) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or commodities laws; (3) being the subject of any order, judgment, or degree, not subsequently reversed, suspended, or vacated, or of any authority barring, suspending, or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in Subparagraph (c)(3) or being associated in a business relationship with persons engaged in any such activity; or (d) having been found by a court of competent jurisdiction, any state agency, any self regulatory organization, the Securities Exchange Commission or the Futures Trading Commission to have violated any federal or state securities or commodities law, if such judgment or finding has not been subsequently reversed, suspended, or vacated.

         3.6 BROKERS OR FINDERS

             Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold the Company and CIG harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

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

4.   COVENANTS OF THE COMPANY AND CIG PRIOR TO CLOSING DATE

         4.1 ACCESS AND INVESTIGATION

             Between the date of this Agreement and the Closing Date, the Company and CIG will, and will cause each of its representatives to, (a) afford Buyer and its representatives (collectively, "Buyer's Advisors") full and free access to CIG's contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

         4.2 OPERATION OF THE BUSINESS OF CIG

             Between the date of this Agreement and the Closing Date, CIG will:

             (a)  not conduct any business of CIG; and

             (b) use its Best Efforts to preserve intact the current business organization of CIG.

         4.3 NEGATIVE COVENANT

             Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, CIG will not, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed below is likely to occur.

             (a) change CIG's authorized or issued capital stock; grant any stock option or right to purchase shares of capital stock of CIG; issue any security convertible into such capital stock; grant any registration rights; purchase, redeem, retire, or acquire any shares of any such capital stock; or declare or pay any dividend or other distribution or payment in respect of shares of capital stock;

             (b) amend the organizational documents of the Company;

             (c) pay any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or enter into any employment, severance, or similar contract with any director, officer, or employee;


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

             (d) adopt any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan;

             (e) damage to or destruction or loss of any asset or property of CIG, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of CIG, taken as a whole;

             (f) agreement, whether oral or written, by the Company to do any business.

         4.4 REQUIRED APPROVALS

             As promptly as practicable after the date of this Agreement, CIG will make all filings required by legal requirements to be made by it in order to consummate the transactions described herein. Between the date of this Agreement and the Closing Date, CIG will (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by legal requirements to make in connection with the transactions described herein, and (b) cooperate with Buyer in obtaining all approvals from the NASD, SEC and the State of Florida.

         4.5 NOTIFICATION

             Between the date of this Agreement and the Closing Date, the Company and CIG will promptly notify Buyer in writing if either of them becomes aware of any fact or condition that causes or constitutes a Breach of any of their respective representations and warranties as of the date of this Agreement, or if either of them becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each of the Company and CIG will promptly notify Buyer of the occurrence of any Breach of any covenant of the Company and CIG in this Section 4 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 6.1 impossible or unlikely.

         4.6 NO NEGOTIATION

             Until such time, if any, as this Agreement is terminated pursuant to Section 8, the Company and CIG will not, and will cause each of their representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from,

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any person (other than Buyer) relating to any transaction involving the sale of the business or assets of CIG, or any of the capital stock of CIG, or any merger, consolidation, business combination, or similar transaction involving CIG.

         4.7 BEST EFFORTS

             Between the date of this Agreement and the Closing Date, the Company and CIG will use their Best Efforts to cause the conditions in Sections 6 and 7 to be satisfied. Best Efforts as used herein means the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible [; provided, however, that an obligation to use Best Efforts under this Agreement does not require the person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such person of this Agreement and the transactions contemplated hereby].

         5. COVENANTS OF BUYER PRIOR TO CLOSING DATE

            5.1 REQUIRED APPROVALS

                Between the date of this Agreement and the Closing Date, Buyer will, and will cause each of its related persons to, make all filings required by legal requirements to be made by them to consummate the transactions described herein, including but not limited to, the NASD, SEC and State of Florida. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each related person to, cooperate with the Company and/or CIG with respect to all filings that the Company and/or CIG are required by legal requirements to make in connection with the transactions described herein, and
(ii) cooperate with the Company and/or CIG in obtaining all necessary consents, if any.

            5.2 CLEARING ARRANGEMENT

                Between the date of this Agreement and the Closing Date, Buyer shall consummate clearing arrangements and if Buyer continues the arrangements under the clearing agreement with U.S. Clearing Corp., Buyer shall replace the net capital of $5,000 and remit to CIG the $5,000 it currently has on deposit with the clearing agent.

            5.3 BEST EFFORTS


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                Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 6 and 7 to be satisfied.

         6. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

            Buyer's obligation to purchase the Stock, and to take the other actions required to be taken by Buyer prior to the Closing, is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

            6.1 ACCURACY OF REPRESENTATIONS

                All of the Company's and CIG's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

            6.2 THE COMPANY'S AND CIG'S PERFORMANCE

                All of the covenants and obligations that the Company and CIG are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

            6.3 CONSENTS

                The consent of the Board of Directors of the Company and CIG must have been obtained and must be in full force and effect.

            6.4 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

                There must not have been made or threatened by any person any claim asserting that such person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in CIG, or (b) is entitled to all or any portion of the Purchase Price payable for the Stock.


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

            7. CONDITIONS PRECEDENT TO THE COMPANY'S AND CIG'S OBLIGATION TO
CLOSE

               The Company's and CIG's obligation to sell the Stock and to take the other actions required to be taken by the Company and CIG at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company and CIG, in whole or in part):

            7.1 ACCURACY OF REPRESENTATIONS

                All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

            7.2 BUYER'S PERFORMANCE

                (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                (b) Buyer must have delivered the applicable documents evidencing the approval received pursuant to Section 5.1.

            7.3 CONSENTS

                The Consent of the Board of Directors of the Buyer must have been obtained and must be in full force and effect.

            8. TERMINATION

                8.1 TERMINATION EVENTS

                    This Agreement may, by notice given prior to or at the Closing, be terminated:


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

                    (a) by either Buyer, CIG or the Company if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                    (b) by the Company and CIG if any of the conditions in
Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company and CIG to comply with its obligations under this Agreement) and the Company and CIG have not waived such condition on or before the Closing Date;

                    (c) by mutual consent of Buyer, CIG and the Company; or

                    (d) by either Buyer or the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the forty-fifth (45th) day following the date of this Agreement, or such later date as the parties may agree upon.

                8.2 EFFECT OF TERMINATION

                    Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


                9. INDEMNIFICATION; REMEDIES

                      9.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE


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

                      All representations, warranties, covenants, and obligations of any party in this Agreement and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. Each party has the right to rely on the representations and warranties of the other party. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification based on such representations, warranties, covenants, and obligations.

                      9.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY CIG and THE COMPANY

                          Subject to the provisions of Section 5.4 hereof, CIG
and the Company, jointly and severally, hereby indemnify and hold harmless Buyer and its officers, directors, employees, representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with: (a) any breach of any representation or warranty made by the Company or CIG in this Agreement or any other certificate or document delivered by the Company or CIG pursuant to this Agreement; (b) any breach by the Company or CIG of any of their respective covenants or obligations in this Agreement or in any of the documents or certificates contemplated by this Agreement; or (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with the Company (or any person acting on its behalf) in connection with any of the transactions contemplated hereby.

                          The remedies provided in this Section 5.2 will not be
exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

                      9.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

                          (a) Buyer hereby indemnifies and holds harmless the
Company and CIG, and their respective officers, directors, employees, representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement or in any of the documents or certificates contemplated by this Agreement, or (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Buyer (or any person acting on its behalf) in connection with any of the transactions contemplated hereby.

                          (b) The remedies provided in this Section 5.3 will not
be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

                      9.4 TIME LIMITATIONS

                          (a) No party to this Agreement shall have any
liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the date hereof, other than those in Sections 2.6 and 2.7, unless notice of any such liability is provided on or before 24 months from the date hereof.

                          (b) Notwithstanding any conflicting or inconsistent
provisions hereof, CIG and the Company shall not be liable in damages, indemnity or otherwise to Buyer in respect of the inaccuracy or breach of any representations, warranties, covenants or agreements herein, except to the extent that the Damages to Buyer, singularly or in the aggregate, exceed the sum of $5,000. Notwithstanding any conflicting or inconsistent provisions hereof, Buyer shall not be liable in damages, indemnity or otherwise to CIG or the Company in respect to the inaccuracy or breach of any representations, warranties, covenants or agreements herein except to the extent that Damages to CIG or the Company exceed, individually or in the aggregate, the sum of $5,000.

                      9.5 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

                          (a) Promptly after receipt by an indemnified party
under Sections 5.2 and 5.3 of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                          (b) If any proceeding referred to in Section 5.5(a) is
brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 5 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification unless indemnifying party expressly reserves the right to contest such indemnification obligations for sixty (60) days, in which event if at the end of that period the indemnifying party denies any indemnification obligations, the indemnified party may assume defense of the proceeding; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected in good faith by the indemnified party.

                          (c) Notwithstanding the foregoing, if an indemnified
party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                      9.6 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

                          A claim may be asserted by written notice to the party
from whom indemnification is sought.

10. GENERAL PROVISIONS

         10.1 EXPENSES

              Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants, except that Buyer has agreed to pay the Company upon execution of this Agreement [$3,500] to defray the costs of counsel. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         10.2 NOTICES

              All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such


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

other addresses and telecopier numbers as a party may designate by notice to the other parties):


The Company:               Internet Broadcasting Company, Inc.
                           555 S. Andrews Avenue, #110
                           Pompano Beach, FL  33069
                           Attn:    Bradley Levine

Facsimile No.:             954-788-0707

CIG:                       CIG Securities, Inc.
                           555 S. Andrews Avenue, #110
                           Pompano Beach, FL  33069
                           Attn:    Bradley Levine

Facsimile No.:             954-788-0707


BUYER:                     Circle Group Internet, Inc.
                           340 Bingham Circle
                           Mundelein, Il  60606
                           Attn:  Gregory Halpern

Facsimile No.:             847-949-7707

                  10.3     ARBITRATION

                           Any controversy or claim arising out of or relating
to this Agreement, or the breach thereof, shall, be resolved by binding arbitration by a panel of three (3) arbitrators, one of whom shall be selected by Buyer, one of whom shall be selected, jointly, by CIG and the Company, and one of whom shall be selected by the arbitrators selected by Buyer, CIG and the Company. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (provided that the parties may conduct discovery in accordance with the Federal Rules of Civil Procedure as then in effect). Such arbitration shall be conducted in Broward County, Florida. The decision of the arbitrators shall be in writing, dated and signed by a majority of the arbitrators and shall be final and binding upon the parties hereto and their respective shareholders, directors, successors and assigns. Judgment upon the award granted by the arbitrators may be entered in any court having jurisdiction thereof or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be. This Section shall not prevent Buyer, CIG or the Company from seeking or obtaining any temporary or permanent restraining order or injunction or other equitable relief in the event of any breach or threatened breach of any obligation of Buyer, CIG or the Company under this Agreement or any related document which suit, action or proceeding shall be instituted solely in the Circuit Court for the 17th Judicial Circuit in and for Broward County, Florida, in the United States District Court for the Southern District of Florida and each of the parties' consents to the jurisdiction of such courts (and of the appropriate appellate courts).

                  10.4     FURTHER ASSURANCES

                           The parties agree (a) to furnish upon request to each
other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                  10.5     WAIVER

                           The rights and remedies of the parties to this
Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                  10.6     ENTIRE AGREEMENT AND MODIFICATION

                           This Agreement supersedes all prior agreements
between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This

Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                  10.7     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

                           No party may assign any of its rights under this
Agreement without the prior consent of the other party. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                  10.8     SEVERABILITY

                           If any provision of this Agreement is held invalid or
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  10.9     SECTION HEADINGS, CONSTRUCTION

                           The headings of Sections in this Agreement are
provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  10.10    TIME OF ESSENCE

                           With regard to all dates and time periods set forth
or referred to in this Agreement, time is of the essence.

                  10.11    GOVERNING LAW

                           This Agreement will be governed by the laws of the
State of Florida without regard to conflicts of laws principles.

                  10.12    COUNTERPARTS

                           This Agreement may be executed in one or more
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


BUYER:                                      THE COMPANY:

CIRCLE GROUP INTERNET, INC.                 INTERNET BROADCASTING COMPANY, INC.


By: /s/ Gregory Halpern, President          By: /s/ Bradley Levine
    ---------------------------------           --------------------------------
       Gregory Halpern, President                    Bradley Levine, Executive
                                                     Vice President


                                            CIG:

                                            CIG SECURITIES, INC.


                                            By: /s/ Bradley Levine
                                                --------------------------------
                                                   Bradley Levine, President


                                       23